UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

Trecora Resources
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices, including Zip Code)

(281) 980-5522
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
Item 8.01  Other Events.
On June 7, 2018, Trecora Resources (the "Company") and Connie J. Cook entered into a retirement agreement (the "Agreement"), which became effective on June 13, 2018 following the expiration of a seven-day revocation period, in furtherance of Ms. Cook's previously announced retirement from her position as Vice President of Accounting and Compliance of the Company, effective as of June 8, 2018 (the "Retirement Date"). Pursuant to the Agreement, Ms. Cook is entitled to the following:
•	her current salary and benefits through the Retirement Date;
•
an annual bonus payout under the Trecora Annual Cash Incentive Plan, based on actual 2018 results as will be approved by the Compensation Committee of the Company, calculated pro rata based upon Ms. Cook's time of employment during 2018 and paid in the normal course under the same process that applies to other senior executives;

•	continued welfare benefits for Ms. Cook and her spouse from the Retirement Date until Ms. Cook and her spouse are eligible for Medicare; and

•	a retirement bonus in an amount equal to (i) $1,000.00 for each year Ms. Cook was employed by the Company, plus (ii) $50,000, for a total amount of $77,000.
Stock option awards held by Ms. Cook that vested prior to the Retirement Date shall remain exercisable through the applicable expiration date. Restricted stock unit awards held by Ms. Cook that have not vested as of the Retirement Date will continue to vest after the Retirement Date through December 31, 2019, in accordance with the original vesting schedule.
Ms. Cook will receive the foregoing payments and benefits provided she complies with the provisions of the Agreement, including customary non-disclosure, non-competition and non-solicitation covenants included therein.
In connection with the Agreement, the Company also entered into a consulting agreement with Ms. Cook under which beginning July 1, 2018 she will provide up to 120 hours per quarter of consulting services to the Company for a monthly fee of $5,000.00, with any additional consulting services to be provided at an agreed upon hourly rate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRECORA RESOURCES

Date:  June 15, 2018 By: /s/ Sami Ahmad
          Sami Ahmad
                                         Chief Financial Officer